UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2024

NEWMONT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E Layton Ave Denver, Colorado	80237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 863-7414

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Notes

On March 7, 2024, Newmont Corporation (“Newmont”) closed the previously announced private offering (the “Offering”) of (i) $1.0 billion aggregate principal amount of 5.30% notes due 2026 (the “2026 Notes”) and (ii) $1.0 billion aggregate principal amount of 5.35% notes due 2034 (the “2034 Notes” and, together with the 2026 Notes, the “Notes”). The Notes were issued by Newmont and Newcrest Finance Pty Limited, a wholly owned subsidiary of Newmont (“Newcrest Finance” and together with Newmont, the “Issuers”), and are guaranteed on a senior unsecured basis by Newmont USA Limited, a wholly owned subsidiary of Newmont (the “Subsidiary Guarantor”). The Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act , pursuant to the Purchase Agreement, dated as of March 4, 2024, among the Issuers, the Subsidiary Guarantor and BMO Capital Markets Corp., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers named on Schedule 1 thereto (the “Initial Purchasers”).

The aggregate net proceeds received by the Issuers from the Offering was approximately $1.98 billion, after deducting the estimated expenses of the Offering payable by the Issuers and the Initial Purchasers’ discount. The Issuers intend to use a portion of the net proceeds from the Offering to repay all outstanding borrowings under Newmont’s revolving credit facility, with the remaining proceeds for general corporate purposes. Newmont previously used borrowings under its revolving credit facility, along with cash on hand, to repay approximately $1.9 billion aggregate principal amount of bilateral credit debt acquired by Newmont as part of its acquisition of Newcrest Mining Limited.

The Notes were issued pursuant to the indenture, dated March 7, 2024 (as amended, supplemented or modified from time to time, the “Indenture”), by and among the Issuers, the Subsidiary Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2026 Notes will mature on March 15, 2026 and bear interest at 5.30% per annum and the 2034 Notes will mature on March 15, 2034 and bear interest at 5.35%. In each case, interest for the Notes will be payable semi-annually in arrear on March 15 and September 15 of each year, commencing on September 15, 2024.

The Issuers may redeem all or a portion of the Notes, at the Issuers’ option, at any time and from time to time prior to maturity (in the case of the 2026 Notes) and December 15, 2033 (in the case of the 2034 Notes) at the applicable “make-whole” price described in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date. The Issuers may redeem all or a portion of the 2034 Notes, at the Issuers’ option, at any time and from time to time, on or after December 15, 2033 at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Newmont experiences a change of control that results in a ratings decline, the Issuers will be required to make an offer to repurchase the applicable Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Notes are the Issuers’ unsecured obligations and rank equally with the Issuers’ existing and future unsecured senior debt and senior to the Issuers’ future subordinated debt. The guarantees for the Notes are unsecured senior obligations of the Subsidiary Guarantor and rank equally with other unsecured and senior indebtedness of the Subsidiary Guarantor that is currently outstanding or that it may issue in the future. The guarantees will be released if the Subsidiary Guarantor ceases to guarantee more than $75 million of other debt of Newmont.

The Indenture contains customary terms and covenants. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other agreements or instruments, occurring and continuing, either the Trustee or the Holders of 25% in principal amount of the series of Note may declare the principal of such Note and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency of the Company or the Subsidiary Guarantor, the principal amount of the Notes and accrued interest automatically become due and payable.

The Notes have not been registered under the Securities Act or any state or foreign securities laws. Therefore, the Notes may not be offered or sold absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws or applicable foreign securities laws.

The foregoing description of the Indenture and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1 and incorporated by reference herein. The form of 2026 Note and the form of 2034 Note, which are included as part of the of the Indenture, are attached hereto as Exhibits 4.2 and 4.3, respectively, and incorporated by reference herein.

Certain Initial Purchasers and their affiliates have provided in the past to Newmont and its affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Some of the Initial Purchasers (including certain of their affiliates) have other commercial arrangements with Newmont. From time to time, the Initial Purchasers and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in debt or equity securities of Newmont or any of its affiliates. Moreover, certain of the Initial Purchasers and certain affiliates of the Initial Purchasers currently act as lenders and/or agents under Newmont’s revolving credit facility. Such Initial Purchasers and such affiliates will receive proceeds of the Offering upon repayment of Newmont’s revolving credit facility. If the Initial Purchasers or their affiliates have a lending relationship with Newmont or any of its affiliates, certain of those Initial Purchasers or their affiliates routinely hedge, certain of those Initial Purchasers or their affiliates have hedged and are likely in the future to hedge or otherwise reduce, and certain of the Initial Purchasers or their affiliates may hedge, their credit exposure to Newmont or any of its affiliates consistent with their customary risk management policies. Typically, these Initial Purchasers and their affiliates would hedge or otherwise reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps, credit insurance or the creation of short positions in Newmont’s or its affiliates’ securities, including potentially the Notes. Any such credit default swaps, credit insurance or short positions could adversely affect future trading prices of the Notes. In the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Newmont or any of its affiliates. The Initial Purchasers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and investments.

Registration Rights Agreement

In connection with the Offering, Newmont entered into the registration rights agreement, dated as of March 7, 2024 (as amended, supplemented or modified from time to time, the “Registration Rights Agreement”), by and among Newmont and the Representatives. Pursuant to the Registration Rights Agreement, Newmont agreed to use its commercially reasonable efforts (i) to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes of each series for exchange notes of the same series, which will have terms identical in all material respects to such Notes, except that the exchange notes will not contain transfer restrictions, (ii) to keep such exchange offer registration statement effective until the closing of such exchange offers and (iii) subject to certain limitations, to cause such exchange offers to be consummated not later than March 7, 2025.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 4.4 and incorporated by reference herein.

Important Legal Information

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering memorandum.

Item 9.01. Financial Statements and Exhibits.

	(d)	Exhibits.

Exhibit No.		Description
4.1		Indenture, dated as of March 7, 2024, by and among Newmont Corporation, Newcrest Finance Pty Limited, Newmont USA Limited and The Bank of New York Mellon Trust Company, N.A.
4.2		Form of 5.30% Notes due 2026 (included as Exhibit A of Exhibit 4.1).
4.3		Form of 5.35% Notes due 2034 (included as Exhibit B of Exhibit 4.1).
4.4		Registration Rights Agreement, dated as of March 7, 2024, by and among Newmont Corporation, BMO Capital Markets Corp., Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newmont Corporation

Date: March 7, 2024	By:	/s/ Logan Hennessey
Logan Hennessey
Vice President, Deputy General Counsel and Corporate Secretary